Form N-SAR, Sub-Item 77D
Policies with respect to security investments

Nuveen California Municipal Bond Fund,
Nuveen California High Yield Municipal Bond Fund
Nuveen Connecticut Municipal Bond Fund
Nuveen Massachusetts Municipal Bond Fund
Nuveen New Jersey Municipal Bond Fund
Nuveen New York Municipal Bond Fund, each a series of

Nuveen Multistate Trust II the ( Trust )
811-07755

On October 1, 2014, notifications of each Funds changes in investment policy for the funds in the above-referenced Trust were filed on Form 497
(supplement) to the Funds Statement of Additional
Information (SAI) dated June 30, 2014, as supplemented. A copy of the supplement is contained in the Form 497 filing on October 1, 2014, accession number 0001193125-14-359772 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.

Such supplement implemented the policy changes passed by the required vote of the shareholders at shareholder meetings held August 5, adjourned to August 15 and for Nuveen California High Yield
Municipal Bond Fund, to September 19, 2014.